UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2019

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2019, Accuray Incorporated (the “Company”) entered into a Ninth Amendment to Lease (the “Amendment”) with Google LLC (“Landlord”).  The Amendment modifies the Industrial Complex Lease, dated July 9, 2003, as amended (the “Lease”), between the Company and Landlord (as successor in interest to the original landlord under the Lease) for the Company’s headquarters office space located at 1310 and 1320 Chesapeake Terrace, Sunnyvale, California (the “Existing Premises”). Among other things, the Amendment partially terminates the Lease, effective February 28, 2019, with respect to approximately 39,678 rentable square feet of office space located at 1320 Chesapeake Terrace, Sunnyvale, California.  Following such termination, the Amendment provides that the minimum guaranteed rental for the remainder of the Existing Premises shall initially be $193,905.72 per month through May 31, 2019 and thereafter be increased by 3% annually on June 1st of each year for the duration of the current term of the Lease.

The foregoing description of the material terms of the Amendment is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: March 6, 2019	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President & General Counsel

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